UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

KARTOON STUDIOS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-37950 (Commission File Number)	20-4118216 (I.R.S. Employer Identification No.)

190 N. Canon Drive, 4th Fl., Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

(310) 273-4222

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TOON	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2025, Henry Sicignano, a member of the Board of Directors (the “Board”) of Kartoon Studios, Inc., a Nevada corporation (the “Company”), notified the Company of his decision to resign, effective as of December 12, 2025, from his position as a member of the Board and as a member of any committee of the Board of Directors of the Company. Mr. Sicignano served as a non-employee director of the Company and as Chairman of the Audit Committee of the Board. On December 12, 2025, Mr. Sicignano submitted a formal resignation to the Board wherein he stated that his resignation was due to personal reasons and not as a result of any disagreement relating to the Company’s operations, policies or practices between himself and the Company, its management, the Board or any committee thereunder.

On December 12, 2025, the Company entered into a Consulting Agreement with Mr. Sicignano, effective December 12, 2025 (the “Consulting Agreement”).

The full text of a copy of the Consulting Agreement, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Consulting Agreement between Kartoon Studios, Inc. and Henry Sicignano, effective as of December 12, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARTOON STUDIOS, INC.

Date: December 16, 2025	By:	/s/ Andy Heyward
	Name:	Andy Heyward
	Title:	Chief Executive Officer

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